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                                                                   EXHIBIT 10.42






                            CENTRUM INDUSTRIES, INC.

                 EXECUTIVE EMPLOYEES DEFERRED COMPENSATION PLAN

















                             Effective June 10, 1998


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                            CENTRUM INDUSTRIES, INC.
                 EXECUTIVE EMPLOYEES DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

                                                                            PAGE

1.       PURPOSE .............................................................1

2.       DEFINITIONS .........................................................1

3.       ADMINISTRATION ......................................................2

4.       ELIGIBILITY AND PARTICIPATION .......................................2

5.       DEFERRAL ELECTIONS ..................................................2

6.       ACCOUNTS ............................................................3

7.       PAYMENT OF ACCOUNT BALANCES .........................................4

8.       AMENDMENT AND TERMINATION OF THE PLAN ...............................4

9.       MISCELLANEOUS .......................................................5









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                            CENTRUM INDUSTRIES, INC.
                 EXECUTIVE EMPLOYEES DEFERRED COMPENSATION PLAN


1.       PURPOSE.

         The purpose of this Centrum Industries, Inc. Executive Employees Deferred Compensation Plan is to permit elected corporate officers and other executive employees of Centrum Industries, Inc. and certain companies affiliated with it to elect to defer receipt of all or part of their regular, incentive, and/or performance-based compensation.

2.       DEFINITIONS.  As used herein:

         "Account" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect an Executive's interest in the Plan;

         "Award Period" means, with respect to a Performance Award, the "Award Period" (as defined in the Performance Award Plan) to which it relates;

         "Board" means the Board of Directors of Centrum;

         "Centrum" means Centrum Industries, Inc., a Delaware corporation;

         "CEO" means the Chief Executive Officer of Centrum;

         "Committee" means the Compensation Committee of the Board or any other committee of the Board to which administrative authority with respect to the Plan may be delegated by the Board;

         "Company" means the group of companies consisting of Centrum and each corporation (or limited liability company, partnership, or other unincorporated business entity) 50 percent or more of the voting shares (or other ownership interests) of which are owned, directly or indirectly, by Centrum;

         "Current Compensation" means any salary, bonus, and/or other form of current cash remuneration for services rendered to or on behalf of the Company by an Executive other than a Performance Award;

         "Deferral Election" means an election made by an Executive pursuant to and in accordance with Section 5 of the Plan;

         "Executive" means an elected corporate officer or other key management employee of the Company eligible to participate in the Plan pursuant to and in accordance with Section 4 of the Plan;

         "Performance Award" means a "Performance Award" as defined in and payable to an


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         Executive in cash under the Performance Award Plan;

         "Performance Award Plan" means the Centrum Industries, Inc. Performance Award Plan, as from time to time in effect;

         "Plan" means this Centrum Industries, Inc. Executive Employees Deferred Compensation Plan, as from time to time in effect; and

         Words of the masculine gender include correlative words of the feminine and neuter genders and vice versa, and words denoting the singular include the plural and vice versa.

3.       ADMINISTRATION.

         The Plan shall be administered by the Committee. The administrative powers of the Committee shall include the powers to interpret the Plan and to exercise full and complete discretion to adopt, modify, and/or rescind (or to authorize the CEO to adopt, modify, and/or rescind) any rules, determinations, policies, or procedures deemed necessary or appropriate for the maintenance and administration of the Plan. Any provision hereof to the contrary notwithstanding, only the Committee or the Board may exercise any discretionary and/or administrative authority under the Plan with respect to the CEO's participation in the Plan, and neither the Board nor the Committee may delegate any such authority to the CEO or to any other officer, employee, or committee of Centrum (other than another committee of the Board of which the CEO is not a voting member).

4.       ELIGIBILITY AND PARTICIPATION.

         Any elected corporate officer of the Company, and any other key management employee recommended by the CEO and approved by the Committee, shall be eligible to participate in this Plan. No member of the Board who is not an employee of the Company shall be eligible to participate in the Plan, but a member of the Board who is otherwise eligible to participate in the Plan shall not be disqualified from such participation solely by reason of such Board membership.

5.       DEFERRAL ELECTIONS.

         5.1 Each Executive may elect from time to time, by written notice to the CEO or, in the case of an election by the CEO, to the Board or the Committee, to defer his receipt, subject to the provisions of the Plan, of

         (a) all or any specified part of his Performance Award, if any, to be earned for an applicable Award Period ending thereafter; and/or


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         (b)      all or any specified part, up to and including 100 percent, of his Current Compensation to be earned for the next pay period and thereafter.

         5.2 Each Deferral Election with respect to a Performance Award shall be made at such time and in such manner as may be permitted pursuant to rules and procedures of uniform application adopted by the Committee; shall be irrevocable; and shall apply only to the Performance Award with respect to which it is made. The rules and procedures to be adopted by the Committee under this Section 5.2 shall specify the time within which any such Deferral Election shall be made (which shall in all events be before the date on which such Performance Award becomes payable to the electing Executive under the applicable provisions of the Performance Award Plan) in accordance with Section 9.5 of the Plan.

         5.3 Each Deferral Election with respect to an Executive's Current Compensation shall be made before the first pay period to which it applies. An Executive may elect prospectively to change the rate of or revoke his Deferral Election with respect to his future Current Compensation at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Committee. Until so changed or revoked, such a Deferral Election shall remain in effect with respect to all Current Compensation earned by the Executive after the date thereof.

         5.4 Notwithstanding the foregoing provisions of this Section 5, an Executive may make a Deferral Election with respect to all or any specified part of any unpaid Performance Award and/or Current Compensation by written notice to the CEO or, in the case of a Deferral Election by the CEO, to the Board or the Committee, given within one month after the date on which this Plan is initially adopted or, if later, within one month after the date on which such Executive first becomes eligible to participate in this Plan.

6.       ACCOUNTS.

         6.1 All amounts deferred under the Plan shall be credited by the Company, as of the date such amounts would otherwise be payable to the Executive in the absence of a Deferral Election, to the Executive's Account and shall, until paid or distributed in full, accrue interest, compounded quarterly, at an annual rate equal from time to time to the prime rate reported under "Money Rates" in the Wall Street Journal or at such other rate as the Board may at any time and from time to time designate prospectively.

         6.2 The Company shall be under no duty to segregate or set aside any amount credited to any Account from the general assets of the Company, but the Board may, in its discretion, direct the establishment of any trusteed, insured, or other payment arrangement from which the Company's obligations as to an Executive under the Plan may be paid. No


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         Executive, beneficiary, estate, or other person claiming through or under an Executive shall have any legal or beneficial property interest whatsoever in any assets of the Company or in any such payment arrangement which may be established at the direction of the Board except as may be expressly provided by such payment arrangement. Neither the establishment of an Account nor the crediting of any amounts thereto nor the establishment of any payment arrangement (except as may be expressly provided by such payment arrangement) shall be deemed to create a trust of any kind, any fiduciary relationship between the Company and any person, or any collateral security for the Company's obligations under the Plan. To the extent that an Executive or any other person acquires a right to receive any payment from the Company under this Plan, such right shall be no greater than that of any other unsecured general creditor of the Company. The Company shall provide to each Executive who has made any Deferral Election, at least annually, a statement of his Account balance.

7.       PAYMENT OF ACCOUNT BALANCES.

         The entire amount credited to an Executive's Account, including accrued interest to the date of payment, shall become payable upon termination of the Executive's employment with the Company for any reason. Amounts so payable shall be paid to the Executive in cash in a lump sum or, if and to the extent the Executive has so elected in writing at the time of his Deferral Elections, in such number, not to exceed 15, of equal annual installments as the Executive has so elected plus interest on the unpaid balance at the rate from time to time called for under
         Section 6.1 of the Plan. In the event of an Executive's death before his Account plus interest has been paid to him in full, the entire amount then credited to his Account, including accrued interest to the date of payment, shall be paid in cash in a lump sum to the beneficiary or beneficiaries named by him in a written designation filed with the Company (or, in the absence of such a designation, to his estate). All payments hereunder shall be made or commenced as soon as practicable after an Executive's termination of employment but in no event later than March 31 of the following year.

8.       AMENDMENT AND TERMINATION OF THE PLAN.

         The Board may at any time and from time to time amend, suspend, or terminate the Plan in whole or in part; provided, however, that no such amendment, suspension, or termination may, without the consent of any Executive affected thereby, have any adverse retroactive effect on the rights of any such Executive (or any person claiming through or under him) under the Plan unless required by applicable law.





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9.       MISCELLANEOUS.

         9.1 At the request of an Executive for whom an Account has been established hereunder or on its own initiative, the Committee may, at any time and in its sole and unlimited discretion, accelerate the payment of all or any part of an Executive's Account balance.

         9.2 Nothing in the Plan shall confer on any Executive or any other employee of the Company any right to continue in the employ of the Company or, subject to the express provisions of any applicable employment agreement, affect in any way the right of the Company to terminate any such person's employment at any time.

         9.3 Rights under the Plan shall not be assignable or transferable or subject to encumbrance or charge of any nature, other than by designation of beneficiary to take effect at death or, in the absence of such designation, by will or the laws of descent and distribution. If any Executive shall attempt to assign, transfer, encumber or charge any such right in contravention of the foregoing, or should such right be subjected to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall thereupon be forfeited by the Executive and pass to such one or more persons as may be designated by the Committee from among the Executive and any spouse, child, or more remote lineal descendant of such Executive.

         9.4 The Company shall have the right to deduct from any amount payable under this Plan and/or from any other compensation payable to an Executive at any time, any taxes required by law to be withheld with respect to any such amount payable hereunder.

         9.5 The Plan shall be binding on and inure to the benefit of the Company, each Executive, and every person claiming through or under an Executive, and their respective heirs, successors, and assigns.

         9.6 The laws of the State of Ohio and, to the extent applicable, the General Corporation Law of the State of Delaware, shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Plan regardless of the law that might be applied under principles of conflicts of laws.

         9.7 This Plan is intended as a "Deferred Compensation Plan" within the meaning of the Performance Award Plan, and Deferral Elections under the Plan are intended to defer Executives' recognition of income, for income tax purposes under the Internal Revenue Code of 1986, as amended, until their actual receipt of payments from their Accounts. The Plan shall be interpreted and administered in a manner consistent with such intent.

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         9.8 This Plan shall be effective on and after June 10, 1998.

                  IN WITNESS WHEREOF, the Board has caused this Plan to be executed by a duly authorized officer of the Company this ________ day of____________________, 1998.



                                                  CENTRUM INDUSTRIES, INC.

                                                  By__________________________
                                                           President
Attest:


______________________________
         Secretary


















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